UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2025

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On May 5, 2025, PotlatchDeltic Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders.

(b) The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2025.

(c) The certified results of the stockholder vote are as follows:

Proposal 1 – Election of Directors
The following individuals were elected to serve as Directors to hold office until the 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Anne L. Alonzo	57,695,894	11,180,031	91,760	4,515,300
Michael J. Covey	63,593,908	5,300,483	73,294	4,515,300
James M. DeCosmo	68,348,198	559,719	59,768	4,515,300

Proposal 2 – Ratification of KPMG LLP as Independent Auditor for 2025
The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditor for 2025.

For	Against	Abstain	Broker non-votes
70,484,692	2,946,621	51,672	–

Proposal 3 – Advisory vote to approve named executive officer compensation
The stockholders approved the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker non-votes
66,235,450	2,630,811	101,424	4,515,300

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTLATCHDELTIC CORPORATION

Date:	May 7, 2025	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary